NEWS RELEASE

FOR IMMEDIATE RELEASE                          Stock Symbol: BFSB
July 29, 2005                                  Traded on Nasdaq National Market

CONTACT:
Angelo Di Lorenzo
President and Chief Executive Officer
(718) 855-8500


                       BROOKLYN FEDERAL BANCORP ANNOUNCES
                 OPERATING RESULTS FOR THE THIRD QUARTER OF 2005


BROOKLYN, N.Y. - July 29, 2005 - Brooklyn Federal Bancorp, Inc. (Nasdaq National
Market: BFSB), the parent company of Brooklyn Federal Savings Bank, today reported net income of $1.1 million for the quarter ended June 30, 2005 compared to net income of $1.0 million for the quarter ended June 30, 2004. The company reported basic and diluted earnings of $0.08 per share for the quarter ended June 30, 2005, which include the results of operations from April 5, 2005, the date Brooklyn Federal Savings Bank completed its reorganization and related stock offering.

The company also reported net income for the nine-months ended June 30, 2005 and 2004 of $2.9 million. Diluted earnings per share are not applicable for the period because the reorganization was consummated on April 5, 2005.

Total assets at June 30, 2005 were $339.8 million, an increase of $31.0 million, or 10.0% over total assets of $308.8 million at September 30, 2004. The increase was primarily due to the proceeds received in the initial public stock offering of the company. Net loans increased by $25.3 million or 15.5% to $188.3 million from $163.0 million at September 30, 2004. Total securities, which represents available-for-sale and held-to-maturity securities decreased by $10.8 million or 8.9% to $110.4 million at June 30, 2005 from $121.2 million at September 30, 2004. Investments in time deposits and certificates increased $2.7 million or 39.2% to $9.6 million at June 30, 2005 from $6.9 million at September 30, 2004.

Total deposits decreased by $3.2 million or 1.2% to $253.4 million at June 30, 2005 from $256.6 million at September 30, 2004. Total borrowings, which represents short-term and long-term FHLB advances, decreased by $3.1 million or 30.5% at June 30, 2005 to $7.1 million from $10.2 million at September 30, 2004. Stockholders' equity increased by $37.7 million or 103.0% to $74.3 million at June 30, 2005 from $36.6 million at September 30, 2004. This increase was primarily due to the net proceeds from the initial public stock offering in addition to net income.

COMPARISON OF OPERATING RESULTS FOR THE QUARTER

Total net interest income before provision for loan losses increased $494,000 or 17.9% to $3.2 million for the quarter ended June 30, 2005 compared to $2.8 million for the quarter ended June 30, 2004. Interest income, for the third quarter of fiscal 2005, increased $758,000 or 20.2% to $4.5 million compared to $3.8 million from the comparable quarter in 2004. Interest expense increased $264,000 or 26.4% to $1.3 million for the quarter ended June 30, 2005 from $1.0 million for the quarter ended June 30, 2004.

The average balance of net loans increased $19.5 million or 12.0% to $182.5 million for the quarter ended June 30, 2005 compared to $163.0 million for the comparable quarter in 2004. The total average balance of available-for-sale securities, held-to-maturity securities and other interest-earning assets increased $12.2 million or 9.3% to $143.6 million for the quarter ended June 30, 2005 compared to $131.4 million for the comparable period in 2004. The average yield on total interest-earning assets increased 43 basis points to 5.53% for the quarter ended June 30, 2005 compared to 5.10% for the comparable period in 2004. The average balance of deposits, which includes savings accounts, money market, N.O.W. accounts, checking accounts and certificates of deposit, decreased by $9.5 million or 3.7% to $248.8 million for the quarter ended June 30, 2005 compared to $258.3 million for the same quarter in 2004. The average balance of borrowings, which includes short and long term advances from the FHLB of New York, decreased by $2.7 million to $6.4 million for the quarter ended June 30, 2005 compared to $9.1 million for the quarter ended June 30, 2004. The average cost of total interest-bearing liabilities increased 49 basis points to 1.98% from 1.49% for the quarter ended June 30, 2005 compared to the same quarter in 2004.

The loan loss provision increased $108,000 to $128,000 for the quarter ended June 30, 2005 from $20,000 for the same quarter in 2004. The primary reasons for this increase are growth in the commercial real estate and construction loan portfolio, as well as provisions for non-accrual loans.

Non-interest income decreased by $106,000 or 18.6% to $464,000 for the quarter ended June 30, 2005 from $570,000 for the same quarter in 2004. The decrease was primarily due to reductions in mortgage loan and deposit product fees, offset in part by an increase in bank owned life insurance income.

Non-interest expense increased $429,000 or 26.1% to $2.1 million for the quarter ended June 30, 2005 from $1.6 million for the same period in 2004. The increase was mainly due to compensation and benefit expenses of $190,000, which includes additional salaries for new hires, additional director compensation for meetings and additional pension benefits for employees, as well as the cost of the ESOP and increases in professional fees of approximately $147,000.

Provision for income taxes decreased by $239,000 or 36.4% to $418,000 for the quarter ended June 30, 2005 compared to $657,000 for the same quarter in 2004. The primary reasons for the decrease in 2005 are lower income before taxes and the reversal of $80,000 in certain prior period tax accruals, which are no longer required.

COMPARISON OF OPERATING RESULTS FOR THE NINE-MONTH PERIOD

Net interest income before provision for loan losses increased $369,000 or 4.3% to $8.9 million for the nine-months ended June 30, 2005 from $8.6 million for the same period in 2004. Interest income increased $851,000 or 7.3% to $12.5 million for the nine-months ended June 30, 2005 from $11.6 million for the same period in 2004. Interest expense increased $482,000 or 15.9% to $3.5 million from $3.0 million in 2004.

The average balance of net loans increased $12.6 million or 7.9% to $171.8 million for the nine-month period ended June 30, 2005 from $159.1 million in the comparable period of 2004. The total average balance of available-for-sale securities, held-to-maturity securities and other interest-earning assets increased $6.5 million or 5.0% to $137.9 million for the nine-month period ended June 30, 2005 compared to $131.4 million for the same period in 2004. The average yield on total interest-earning assets increased 3 basis points to 5.36% for the nine months ended June 30, 2005 from 5.33% for the nine months ended June 30, 2004. The average balance of deposits, which include savings accounts, money market accounts, N.O.W. accounts, checking accounts and certificates of deposit, decreased $3.6 million or 1.4% to $252.3 million for the nine months ended June 30, 2005 from $255.9 million for the nine months ended June 30, 2004. The average balance of borrowings, which includes short and long term FHLB of New York advances, increased $1.5 million or 18.9% to $9.7 million for the nine months ended June 30, 2005 from $8.1 million for the nine months ended June 30, 2004. The average cost of total interest-bearing liabilities increased 26 basis points to 1.79% for the nine-month period ended June 30, 2005 from 1.53% for the same time period in 2004.

The loan loss provision increased $120,000 to $164,000 for the nine-months ended June 30, 2005 from $44,000 for the same time period in 2004. The primary reasons for this increase are growth in the commercial real estate and construction loan portfolio, as well as provisions for non-accrual loans.

Non-interest income increased $107,000 or 7.5% to $1.5 million from $1.4 million for the nine-month period ended June 30, 2005 compared to the same period in 2004. The primary reasons for the increase are increased loan fees and loan service fees of approximately $159,000 and bank owned life insurance income of $40,000, partially offset by decreases in deposit related fees of $67,000 and gain on sale of mortgage loans of $25,000.

Non-interest expense increased $737,000 or 14.3% to $5.9 million from $5.2 million for the nine-month period ended June 30, 2005 compared to the same period in 2004. The increase includes an increase in compensation and benefit expenses of $350,000, reflecting additional salaries for new hires, additional director compensation for meetings and additional pension benefits for employees, as well as the cost of the ESOP. The increase in non-interest expenses also reflects increases in data processing service bureau expense of $145,000, professional fees of $175,000 and other operating expenses of $67,000.

Provision for income taxes decreased $375,000 to $1.5 million for the nine-month period ended June 30, 2005 from $1.9 million for the same period in 2004. The primary reasons are lower income before taxes and the reversal of $80,000 in certain prior period tax accruals, which are no longer required.

Brooklyn Federal Savings Bank operates four banking offices, two located in Brooklyn, one each in Nassau and Suffolk Counties, New York. Additional financial data for the quarter and nine-months ended June 30, 2005 may be found in Brooklyn Federal Bancorp's Quarterly Report on Form 10-Q which will be filed with the Securities and Exchange Commission.

This press release may contain certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

                              FINANCIAL HIGHLIGHTS

                                                                         At June 30,           At September 30,
                                                                             2005                    2004
                                                                    --------------------   --------------------
                                                                                  (In thousands)
   Selected Financial Condition Data:

Total assets                                                                  $ 339,788              $ 308,835
Cash and due from banks                                                          17,477                  7,904
Time deposits and certificates                                                    9,562                  6,871
Securities available-for-sale                                                     4,171                  4,093
Securities held-to-maturity                                                     106,210                117,096
Loans receivable, net                                                           188,333                163,027
Deposits                                                                        253,369                256,550
Borrowings                                                                        7,107                 10,231
Stockholders' equity                                                             74,277                 36,593



                                                        For the Three Months Ended          For the Nine Months Ended
                                                                 June 30,                            June 30,
                                                        --------------------------          -------------------------
                                                          2005              2004              2005             2004
                                                        --------          --------          --------         --------
                                                              (In thousands)                     (In thousands)
     Selected Operating Data:

Interest income                                         $  4,511          $  3,753          $ 12,458         $ 11,607
Interest expense                                           1,263               999             3,512            3,030
                                                        --------          --------          --------         --------
  Net interest income before provision for loan losses     3,248             2,754             8,946            8,577
Provision for loan losses                                    128                20               164               44
                                                        --------          --------          --------         --------
  Net interest income after provision for loan losses      3,120             2,734             8,782            8,533
Non-interest income                                          464               570             1,539            1,432
Non-interest expense                                       2,070             1,641             5,892            5,155
                                                        --------          --------          --------         --------
Income before income taxes                                 1,514             1,663             4,429            4,810
Provision for income taxes                                   418               657             1,515            1,890
                                                        --------          --------          --------         --------
  Net income                                            $  1,096          $  1,006          $  2,914         $  2,920
                                                        ========          ========          ========         ========

  Basic earnings per common share                       $   0.08               N/A               N/A              N/A
  Diluted earnings per common share                     $   0.08               N/A               N/A              N/A


                                                    At or For the Three Months Ended     At or For the Nine Months Ended
                                                                 June 30,                            June 30,
                                                    --------------------------------     -------------------------------
                                                          2005              2004              2005             2004
                                                        --------          --------          --------         --------

    Selected Financial Ratios:

Performance Ratios:
Return on average assets (1)                                1.29 %            1.31 %            1.21 %           1.29 %
Return on average equity (1)                                6.60 %           11.32 %            8.41 %          11.60 %
Interest rate spread     (2)                                3.55 %            3.61 %            3.57 %           3.80 %
Net interest margin      (1)                                3.98 %            3.74 %            3.85 %           3.94 %
Efficiency ratio         (3)                               55.77 %           49.37 %           56.19 %          51.50 %


Asset Quality Ratios:
Non-performing assets as a percent of total assets          1.08 %            0.00 % (4)
Non-performing loans as a percent of total loans            1.94 %            0.01 %
Allowance for loan losses as a percent of total loans       0.57 %            0.54 %

(1)  Ratio is annualized.
(2) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3) Represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)  Ratio percentage is less than 0.01%.